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                                  Exhibit 10.77

                FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


Agreement made as of October 1, 1998, by and between Financial Performance Corporation, a New York corporation with offices at 335 Madison Avenue, 8th Floor, New York, New York 10017("FPC"), FPC Information Corp., a New York corporation with offices at 335 Madison Avenue, 8th Floor, New York, New York ("FPC Information Corp.") and William F. Finley, residing at 684 Hill Farm Road, Fairfield, Connecticut 06430 ("Finley"). FPC and FPC Information Corp. are hereinafter jointly and severally referred to as the "Corporation".


                              W I T N E S S E T H:


Whereas, the parties hereto entered into a executive employment agreement dated as of September 11, 1997 (the "Executive Employment Agreement"); and

Whereas, the parties hereto desire to amend and/or supplement the Executive Employment Agreement as herein set forth.

Now, therefore, in consideration of the premises, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 2 of the Executive Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "Term.

            (a) The term of this agreement is three (3) years, commencing on October 1, 1997 and ending on September 30, 2000 (the "Initial Term"), unless earlier terminated by the Corporation or by Finley in accordance with the provisions hereof. This agreement shall be automatically renewed for periods of one (1) year each (the "Renewal Term") unless either party shall give the other notice of his or its desire to terminate this agreement no later than on the June 1st immediately preceding the expiration of the then current term, in which event Finley's employment shall terminate at the end of the Initial Term or the applicable Renewal Term, as the case may be. The Initial Term and the Renewal Term are hereinafter collectively referred to as the Term.

            (b) If Finley has not given notice to the Corporation on or before June 1, 2000 that he elects not to renew this agreement at the expiration of the Term and the Corporation gives notice to Finley that it elects not to renew this agreement at the expiration of the Term, then and only in such event, provided that Finley's employment is not properly terminated by the Corporation for cause pursuant to and in accordance with the provisions of Section 7 below, in addition to and without limitation of any other compensation, severance payments or employment benefits which may be or become due from the Corporation to Finley pursuant to this agreement, (but not in addition to any severance payment which may be due pursuant to the provisions of subparagraph (c) of this Section 2, it being understood that such severance payment and the severance payment payable pursuant to this subparagraph (b) are mutually exclusive), (i) the Corporation shall pay to
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Finley within ten (10) days following the expiration of the Term, a severance payment in the amount of Three Hundred Fifty Thousand ($350,000.00) Dollars and
(ii) the Corporation shall issue to Finley within ten (10) days following the expiration of the Term, the Termination Stock (hereinafter defined) as set forth in Section 8(d) below.

            (c) If Finley elects not to renew this Agreement at the expiration of the Term and Finley's employment is not properly terminated by the Corporation for cause pursuant to and in accordance with the provisions of
Section 7 below, then and only in such event, in addition to and without limitation of any other compensation, severance payments or employment benefits which may be or become due from the Corporation to Finley pursuant to this agreement (but not in addition to any severance payment which may be due pursuant to the provisions of subparagraph (b) of this Section 2, it being understood that such severance payment and the severance payment payable pursuant to this subparagraph (c) are mutually exclusive), the Corporation shall pay to Finley, within ten (10) days following the expiration of the Term, a severance payment in the amount of Two Hundred Fifty Thousand ($250,000.00) Dollars.

            (d) For purposes of this agreement, the term "employment benefits" shall be deemed to include Finley's Annual Bonus (as such term is hereinafter defined).

2. Section 5 of the Executive Employment Agreement is hereby amended and restated in its entirety to read as follows:

            "5. Compensation. For all services rendered by Finley pursuant to this agreement, the Corporation shall pay Finley an annual salary twice monthly on the 15th and 30th of each month, in arrears, as follows: (i) One Hundred Fifty Thousand ($150,000.00) Dollars per annum during the period commencing on October 1, 1997 through September 30, 1998; and (ii) Two Hundred Fifty Thousand ($250,000.00) Dollars during the period commencing on October 1, 1998 through the balance of the Term. Such salary shall be subject to periodic increases as shall be determined by the Board of Directors of the Corporation."

3. Section 6 of the Executive Employment Agreement is hereby re-titled "Employment Benefits".

4. Section 7 of the Executive Employment Agreement is hereby restated and amended in its entirety to read as follows:

            "7.         Termination.

            (a) The Corporation may, at its election in accordance with the procedures more particularly set forth below, terminate this agreement for cause. For purposes of this agreement, "cause" shall be defined as and limited to the following: (i) a material breach by Finley of any material term of this agreement that has not been cured within thirty (30) days of receipt by Finley of written notice of such breach and which causes substantial damage to the reputation, business or property of the Corporation, any of the Corporation's affiliates or any of the Corporation's (or any affiliate's) customers; (ii) a continued failure of Finley after thirty (30) days notice of a prior failure to devote Finley's full active business time (as more particularly described in Section 4 above) to the performance of Finley's duties hereunder; (iii) an act of willful misconduct in the performance of Finley's duties hereunder which causes substantial damage to the reputation, business or property of the Corporation, any of the Corporation's affiliates or any of the Corporation's customers including, without limitation, any oral or written
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material misrepresentation relating to the Corporation (or any affiliate) or any of its (or any affiliate's) customers which causes substantial damage to the reputation of the Corporation (or any affiliate); (iv) conviction of a felony; and (v) substantial, continuing and willful improper performance or non-performance of any of Finley's material duties hereunder after thirty (30) days written notice to cure as aforesaid. For purposes of this subsection (a), no act, or failure to act, on Finley's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith or without reasonable belief that his action or omission was in the best interests of the Corporation. Notwithstanding the foregoing, Finley shall not be deemed to have been terminated for cause without (i) thirty (30) days' notice to Finley setting forth the reasons for the Corporation's intention to terminate for cause as set forth above in this subsection (a), (ii) an opportunity for Finley, together with his counsel, to be heard before the Corporation's board of directors, and
(iii) delivery to Finley of a Notice of Termination as defined in subsection (d) below from an executive officer of the Corporation finding that, in the good faith opinion of the Board of Directors of FPC, Finley was guilty of conduct set forth or described above in justifying the Corporation's termination of Finley's employment for cause and specifying the particulars thereof in detail.

            (b) Finley may terminate his employment under this agreement for Good Reason (as hereinafter defined). For purposes of this agreement, "Good Reason" shall mean (i) a Change in Control (as defined below) of FPC or of FPC's subsidiary, Michaelson Kelbick Partners Inc. ("MKP") which shall have been in effect for a period of at least ninety (90) consecutive days; provided, however, that Finley shall be unable to work harmoniously and effectively with the personnel constituting the new management of FPC resulting from such Change of Control (if any), (ii) a failure by the Corporation to comply with any material provision of this agreement, which noncompliance shall have a material adverse effect upon Finley and which shall not have been cured within thirty (30) days after notice of such noncompliance has been given by Finley to the Corporation pursuant to this agreement, (iii) if Finley's management functions, duties or responsibilities or any other material aspect of Finley's employment shall have been materially and adversely changed by the Corporation for a period in excess of thirty (30) consecutive days notwithstanding Finley's written objection thereto, (iv) if Finley shall cease to be chairman of the board of directors and the chief executive officer of FPC (other than by reason of death, incapacity or resignation) or (v) any purported termination of Finley's employment which is not properly effected pursuant to a Notice of Termination satisfying the requirements of subsection (d) below (and for purposes of this agreement no such purported termination shall be effective).

            (c) For the purpose of this agreement, a "Change of Control" shall be deemed to have taken place if: (i) a third person, including a "group" as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes (other than as a result of a purchase from FPC) the beneficial owner of shares of FPC having more than thirty (30%) percent of the total number of votes that may be cast for the election of directors of FPC and such beneficial ownership continues for thirty (30) consecutive days, or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination of the foregoing transactions relating to FPC (hereinafter referred to as a "Transaction") the persons who were directors of FPC before the Transaction shall cease for any reason to constitute at least a majority of the Board of Directors of FPC, or any successor(s) of FPC.

            (d) Any termination of Finley's employment by the Corporation or by Finley (other than termination by reason of Finley's death or disability as set forth in Section 14 below) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific
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termination provision in this agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Finley's employment under the provision so indicated.

            (e) "Date of Termination" shall mean (i) if Finley's employment is terminated by his death, the date of his death, (ii) if Finley's employment is terminated pursuant to subsection (c) above, the date specified in the Notice of Termination, and (iii) if Finley's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected)."

5. Section 8 of the Executive Employment Agreement is hereby restated and amended in its entirety to read as follows:

            "8.         Compensation Upon Termination or During Disability.

            (a) During any period that Finley fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), Finley shall continue to receive his full salary at the rate then in effect for such period and all employment benefits due to Finley until his employment is terminated pursuant to Section 7 above, provided that payments so made to Finley during the disability period shall be reduced by the sum of the amounts, if any, payable to Finley at or prior to the time of any such payment under disability benefit plans of the Corporation and which were not previously applied to reduce any such payment.

            (b) If Finley's employment is terminated by his death, the Corporation shall pay to Finley's spouse, or if he leaves no spouse, to his estate, within thirty (30) days of Finley's death, all salary and employment benefits due to Finley accrued through the date of his death.

            (c) If Finley's employment shall be properly terminated for cause pursuant to all of the applicable provisions of this agreement, the Corporation shall pay Finley his full salary only through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Corporation shall have no further obligations to Finley under or pursuant to this Agreement.

            (d) If (i) in breach of this agreement, the Corporation shall terminate Finley's employment other than pursuant to subsection 7 (a) above (termination for cause) or Section 14 below (termination by reason of death or disability)(it being understood that a purported termination by the Corporation pursuant to subsection 7 (a) above or Section 14 below which is disputed and finally determined not to have been proper shall be deemed a termination by the Corporation in breach of this agreement) or (ii) Finley shall terminate his employment for Good Reason, then

                (I) the Corporation shall pay Finley his full salary and all employment benefits due to Finley through the Date of Termination at the rate in effect at the time the Notice of Termination is given;
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                (II)  in lieu of any further salary payments to Finley for periods subsequent to the Date of Termination, the Corporation shall pay to Finley, as severance pay (and not as a penalty to the Corporation), an amount equal to the product of (A) Finley's annual base salary rate in effect as of the Date of Termination, multiplied by (B) the number two (2), such payment to be made (X) if resulting from a termination based on a Change of Control of the Corporation or of MKP, in a lump sum on or before the thirtieth (30th) day following the Date of Termination, or (Y) if resulting from any other cause, in substantially equal semimonthly installments on the fifteenth and last days of each month commencing with the month in which the Date of Termination occurs and continuing for forty-eight (48) consecutive semimonthly payment dates (including the first such date as aforesaid), without interest;

                (III) in addition to all other salary, employment benefits and other payments due to Finley pursuant to the provisions of this subsection 8(d), the Corporation shall issue to Finley, within ten (10) days after the Date of Termination, such number of shares of the Corporation's common stock (such shares of common stock are hereinafter referred to as the "Termination Stock") as shall have an aggregate fair market value as of the Date of Termination equal to one million ($1,000,000.00) dollars less the aggregate fair market value of all of the shares of the Corporation's common stock and all of the warrants, options and other derivative securities to purchase shares of the Corporation's common stock which are owned of record by Finley on the Date of Termination. For purposes of this clause (III), (x) the fair market value of each share of the Corporation's common stock as of the Date of Termination shall be the average of the bid and ask prices for the Corporation's common stock for the ten (10) trading days immediately preceding the Date of Termination and (y) the fair market value of each warrant, option or other derivative security to purchase one (1) share of the Corporation's common stock as of the Date of Termination shall be equal to the fair market value of one (1) share of the Company's common stock as of the Date of Termination less the per share exercise price of such warrant, option or other derivative security (but in no event shall such fair market value of any warrant, option or other derivative security be less than zero). If the Corporation's common stock shall not be publicly traded on the Date of Termination, then the fair market value of the Corporation's common stock shall be mutually determined by two investment banking firms with experience related to the business of the Corporation and its subsidiaries. In such event, one such firm shall be designated by Finley and the other firm shall be designated by the Corporation. The fair market value of the Corporation's common stock and the fair market value of the warrants, options and other derivative securities to purchase shares of the Corporation's common stock as determined pursuant to this clause (III) of this subsection 8(d) shall be final, conclusive and binding upon the parties hereto. The Corporation shall be obligated to register the Termination Stock, at the Corporation's sole cost and expense, pursuant to a registration statement filed within sixty (60) days after the Date of Termination and declared effective as soon thereafter as is reasonably practicable. Further, if from and after the Date of Termination, the shares of the Corporation's common stock underlying the warrants, options and other derivative securities owned of record by Finley on the Date of Termination (such underlying shares of common stock hereinafter referred to as "Underlying Shares") shall not be freely tradeable by Finley pursuant to an effective registration statement, then the Corporation shall also be obligated to register all of the Underlying Shares together with the Termination Stock, at the Corporation's sole cost and expense, pursuant to the aforementioned registration statement. The Corporation shall be obligated to use its best efforts to cause such registration statement to be declared effective as soon as possible after filing and to maintain such effectiveness until all of the Termination Stock and all of the Underlying Shares shall have been sold by Finley; and
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                (IV) in addition to the payments referred to in clauses (I),
(II) and (III) above, if termination of Finley's employment arises out of a breach by the Corporation of this agreement, the Corporation shall pay all other damages to which Finley may be entitled as a result of such breach, including damages for any and all loss of benefits to Finley under the Corporation's employee benefit plans which Finley would have received if the Corporation had not breached this agreement and had Finley's employment continued for the full term provided in Section 2 hereof.

In addition to the occurrences specified in clauses (i) and (ii) of the preamble to this subsection 8(d), the Termination Stock shall also be issued to Finley as provided in subsection 2(b) above.

            (e) Unless Finley's employment is properly terminated by the Corporation for cause, the Corporation shall maintain in full force and effect, for the continued benefit of Finley for the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number two (2), all employee benefit plans and programs in which Finley was entitled to participate immediately prior to the Date of Termination, provided that Finley continued participation is possible under the general terms and provisions of such plans and programs. In the event that Finley's participation in any such plan or program is barred, the Corporation shall arrange to provide Finley with benefits substantially similar to those which Finley would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

            (f) The Corporation may withhold from any payments or other benefits payable to Finley pursuant to this Section 8 or any other provision of this agreement all federal, state, city or other taxes as shall be required pursuant to any law, government regulation or ruling."

6. Section 14 of the Executive Employment Agreement is hereby amended by the addition of the following words at the end thereof: "except as otherwise specifically set forth in Section 8 above".

7. The following provisions are hereby added as Section 23 of the Executive Employment Agreement:

            "Restated Agreement. This agreement has been restated and amended effective as of October 1, 1998 to incorporate the provisions of the First Amendment to the Executive Employment Agreement dated as of October 1, 1998 by and between the Corporation and Finley."

8. Any capitalized term not specifically defined herein shall have the meaning ascribed to such term in the Executive Employment Agreement.

9. Except as otherwise set forth in this agreement, all of the terms and provisions of the Executive Employment Agreement, shall remain unmodified and in full force and effect.

10. The covenants, agreements, terms, provisions and conditions contained in this agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, if any.
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11.         This agreement may not be modified orally, but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

12. In the event of any inconsistency between the terms and provisions of this agreement and the terms and provisions of the Shareholders Agreement, the terms and provisions of this agreement shall govern and be binding.

In witness whereof, the parties hereto have executed this agreement as of the day and year first above written.


WITNESS:


                                             Financial Performance Corporation


                                             By: /s/ Richard Levy
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                                                 Richard Levy, Secretary


                                             FPC Information Corp.



                                             By: /s/ Richard Levy
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                                                 Richard Levy, Secretary



                                                 /s/ William F. Finley
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                                                 William F. Finley, individually